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                                                                   EXHIBIT 10.28

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        This Agreement is made this 2nd day of April, 2002 between North American Medical Management California, Inc., a Tennessee corporation (the "Company"), and Rene P. Moret ("Employee").

                              W I T N E S S E T H:

        WHEREAS, Employee and the Company (and one or more of its affiliates) are parties to an Employment Agreement, dated April 26, 1999, as amended, and the parties desire to amend and restate such agreement subject to the terms and conditions contained herein;

        WHEREAS, in serving as an employee of the Company, Employee will be in a position in which Employee will participate in the use and development of confidential proprietary information about the Company's, its subsidiaries' and affiliates' present and future products, its customers and suppliers and the methods which the Company and its employees use in competition with other companies, as to which the Company desires to protect fully its rights;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the promises and the mutual covenants and agreements herein set forth, the parties agree as follows:

        1. Employment. The Company hereby employs Employee as President and Chief Executive Officer, and Employee accepts such employment with the Company, subject to the terms and conditions set forth herein. Employee shall perform all duties and services incident to the position of President and Chief Executive Officer, including serving as a director and officer of the Company's affiliate, PrimeCare Medical Network, Inc., if so elected by its shareholders and its Board of Directors, respectively. Employee shall perform such other duties and services as may be prescribed by the Bylaws of the Company or established by the Chairman or the Board of Directors of the Company from time to time. During his employment hereunder, Employee shall devote his best efforts and attention, on a full-time basis, to the performance of the duties required of him as an employee of the Company.

        2. Compensation. As compensation for services rendered by Employee hereunder, Employee shall receive:

                (a) An annual salary of $250,000;

                (b) an opportunity to receive an annual bonus of up to 50% of Employee's annual base salary based upon individual and Company-wide performance criteria established by the Company; the payment of any such



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        bonus shall be completely discretionary;

                (c) Insurance and other benefits equivalent to the benefits provided other senior officers of the Company;

                (d) 26 days of Paid Time Off, to be used in accordance with the Company's PTO policies;

                (e) Participation, when eligible, in the Company's retirement plan as such plan may be amended or modified by the Company from time to time; and

                (f) Reimbursement for all reasonable expenses incurred by Employee in the performance of his duties under this Agreement, provided that Employee submits verification of such expenses in accordance with the policies of the Company.

        Prior to the end of each calendar year of this Agreement, the Company may review with Employee his compensation hereunder. Any increase in salary or changes in fringe benefits agreed upon by Employee and the Company at such annual review shall become effective the following January 1 unless otherwise agreed to by the Company and Employee.

        3. Confidential Information and Trade Secrets.

        3.1 Employee recognizes that Employee's position with the Company requires considerable responsibility and trust, and, in reliance on Employee's loyalty, the Company may entrust Employee with highly sensitive confidential, restricted and proprietary information involving Trade Secrets and Confidential Information.

        3.2 For purposes of this Agreement, a "Trade Secret" is any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to competitors of the Company, its subsidiaries and affiliates. "Confidential Information" is any data or information, other than Trade Secrets, that is important, competitively sensitive, and not generally known by the public, including, but not limited to, the Company's business plan, business prospects, training manuals, product development plans, bidding and pricing procedures, market strategies, internal performance statistics, financial data, confidential personnel information concerning employees of the Company, supplier data, operational or administrative plans, policy manuals, and terms and conditions of contracts and agreements and such similar information relating to subsidiaries and affiliates of the Company. The terms "Trade Secret" and "Confidential Information" shall not apply to information which is (i) already in Employee's possession (unless such information was obtained by Employee from the Company or was obtained by Employee in the course of Employee's employment by the Company), (ii) received by Employee from a third party with no restriction on disclosure, or (iii) required to be disclosed by any applicable law.


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        3.3 Except as required to perform Employee's duties as an employee,
Employee will not use or disclose any Trade Secrets or Confidential Information of the Company during employment, at any time after termination of employment and prior to such time as they cease to be Trade Secrets or Confidential Information through no act of Employee in violation of this Section 3.

        3.4 Upon the request of the Company and, in any event, upon the termination of employment hereunder, Employee will surrender to the Company all memoranda, notes, records, drawings, manuals or other documents pertaining to the Company's business, Employee's employment (including all copies thereof) or the business of the Company's subsidiaries or affiliates. Employee will also leave with the Company all materials involving any Trade Secrets or Confidential Information of the Company. All such information and materials, whether or not made or developed by Employee, shall be the sole and exclusive property of the Company, and Employee hereby assigns to the Company all of Employee's right, title and interest in and to any and all of such information and materials.

        4. Covenant Not to Compete.

        4.1 Employee hereby covenants and agrees with the Company that, during the term of his employment with the Company and for a period of eighteen (18) months after the expiration of this Agreement or the termination of employment by Employee or by the Company, for any reason, with or without cause, Employee will not directly or indirectly,

  (i) within any geographic area where the Company does business or has announced intentions, internally or externally, to commence doing business, operate, develop, own any interest in (other than the ownership of less than 5% of the equity securities of a publicly traded company), be employed by, serve as a consultant to, or compete with the Company, its subsidiaries or affiliates in the operation or development of, any business which (A) involves the ownership, management or operation of independent practice associations (B) owns, operates or manages an entity which holds a limited Knox-Keene license in the State of California or any entity which has operations similar to an entity which holds a limited Knox-Keene license or (C) provides management and consulting services to medical clinics, physician group practices, independent practice associations, health system based medical groups, independently-owned clinics or other similar entities;


  (ii) interfere with, solicit, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company,




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        or its subsidiaries or affiliates, and any physician, IPA, employer, insuror, customer, client, supplier or employee of the Company, or its subsidiaries or affiliates, including soliciting any physician under contract with an IPA associated with or managed by the Company, or its subsidiaries or affiliates; or

  (iii) solicit any employee of the Company, or its subsidiaries or affiliates, to leave their employment with the Company or its subsidiaries or affiliates, as the case may be, or hire any such employee.

        Employee shall not be entitled to circumvent the provisions of this
Section 4.1 by entering into a relationship with a Business as a consultant, director, advisor, or otherwise, which has the effect of competing with the Company, its affiliates or subsidiaries.

        4.2 If a judicial determination is made that any of the provisions of this Section 4 constitutes an unreasonable or otherwise unenforceable restriction against Employee, the provisions of this Section 4 shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the territory or prohibited business activity from the coverage of this Section 4 and to apply the provisions of this
Section 4 to the remaining portion of the territory or the remaining business activities not so severed by such judicial authority. Moreover, notwithstanding the fact that any provisions of this Section 4 are determined not to be specifically enforceable, the Company shall nevertheless be entitled to recover monetary damages as a result of the breach of such provision by Employee. The time period during which the prohibitions set forth in this Section 4 shall apply shall be tolled and suspended as to Employee for a period equal to the aggregate quantity of time during which Employee violates such prohibitions in any respect.

        5. Specific Enforcement. Employee specifically acknowledges and agrees that the restrictions set forth in Sections 3 and 4 hereof are reasonable and necessary to protect the legitimate interest of the Company and that the Company would not have employed Employee in the absence of such restrictions. Employee further acknowledges and agrees that any violation of the provisions of Sections 3 or 4 hereof will result in irreparable injury to the Company, that the remedy at law for any violation or threatened violation of such Sections will be inadequate and that in the event of any such breach, the Company, in addition to any other remedies or damages available to it at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages. The existence of any claim or cause of action on the part of Employee against the Company, whether arising from this Agreement or otherwise, shall not constitute a defense to the granting or enforcement of this injunctive relief. If the Company is required to enforce any of its rights under this Agreement, the



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Company shall be entitled to recover from Employee all attorneys' fees, court costs and other expenses incurred by the Company in connection with the enforcement of those rights.

        6. Term of Agreement. This Agreement shall be effective as of January 1, 2002, and shall continue for a term of two years unless terminated by either party in the manner set forth herein. This Agreement shall be automatically renewed for successive one year terms unless notice of termination is given by either party at least 180 days prior to the end of the then current term.

        7. Termination Upon Death or Disability of the Employee. In the event the Employee dies during the term of this Agreement or the Employee is disabled and unable to perform his duties in any material respect for a period of three months, this Agreement shall immediately terminate and neither the Employee nor the Company shall have any further obligations hereunder, except that the Company shall continue to be obligated under Section 2 hereof for any unpaid salary, accrued benefits or unreimbursed expenses owed to Employee or his estate that have accrued but not been paid as of the Termination Date.

        8. Termination by Employee. Employee may at any time terminate his employment by giving the Company ninety (90) days prior written notice of his intent to terminate the Agreement. At the Termination Date, the Company shall have no further obligation to Employee and Employee shall have no further rights or obligations hereunder, except as set forth in Sections 3 and 4 above, and except for the Company's obligation under Section 2 hereof for unpaid salary, accrued benefits or unreimbursed expenses that have accrued but have not been paid as of the Termination Date.

        9. Termination for Cause. The Company shall have the right at any time to terminate Employee's employment immediately for cause, which shall include any of the following reasons:

                (a) If Employee shall violate the provisions of Sections 3 or 4 of this Agreement, or shall fail to comply with any other material term or condition of this Agreement, or shall fail to perform competently and efficiently the tasks assigned to him by his supervisor, or shall engage in any material misconduct, neglect of duties or failure to act which materially and adversely affects the business or affairs of the Company; or

                (b) If Employee shall (i) be convicted of a felony or (ii) commit an act of dishonesty, fraud or embezzlement against the Company or its affiliates.

Employee's obligations under Sections 3 and 4 hereof shall survive the termination of the Agreement pursuant to this Section 9. In the event Employee's employment hereunder is terminated in accordance with this Section, the Company shall have no further obligation



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to make any payments to Employee hereunder except for unpaid salary, accrued benefits or unreimbursed expenses that have accrued but have not been paid as of the Termination Date.

        10. Termination Without Cause. The Company may terminate Employee without cause (which shall not include expiration of this Agreement or a termination pursuant to Sections 7, 8 or 9) by giving Employee thirty (30) days prior written notice.

        (a) In the event Employee is terminated without cause during the term hereof, other than a termination under Section 10(b) below, the Company shall pay Employee all accrued benefits and unreimbursed expenses owed to Employee that have accrued but have not been paid as of the Termination Date. In the event the Termination Date is after the effective date of PhyCor Inc.'s Plan of Reorganization under Chapter 11 of the Bankruptcy Code, the Company shall also continue to pay to Employee his salary set forth in Section 2(a) hereof for a period of six months after the Termination Date and shall continue to provide the health insurance benefits hereof for a period of six months.

        (b) Other than the issuance of voting securities under the Company's Plan of Reorganization under Chapter 11 of the Bankruptcy Code, in the event either (i) the Company sells substantially all of its assets, or (ii) PhyCor, Inc. or its affiliates sell 50% or more of the outstanding voting securities of the Company to persons other than affiliates of PhyCor, Inc., or (iii) the Company is merged or consolidated with or into another company (that is not an affiliate of PhyCor, Inc.) and the Company does not survive the transaction or survives only as a subsidiary of a company other than PhyCor, Inc. or its affiliates, or (iv) in the event any person or group (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) becomes the holder of 50% or more of the outstanding voting securities of PhyCor, Inc. or has the power, directly or indirectly, to designate a majority of the members of the Board of Directors of PhyCor, Inc., then, in the event Employee is terminated without cause during six months after consummation of such transaction, or Employee terminates his employment with the Company, with or without cause, during the first six months after consummation of such transaction, the Company shall pay Employee all accrued benefits and unreimbursed expenses owed to Employee that have accrued but have not been paid as of the Termination Date. In addition, the Company shall continue to pay to Employee his salary set forth in Section 2(a) hereof for a period equal to the greater of (x) the remaining term of this Agreement or (y) twelve (12) months after the Termination Date and shall continue to provide the health insurance benefits hereof for such period.

        (c) The foregoing severance payments shall be made in accordance with Employee's regular salary schedule. The Company's obligation to continue paying Employee's salary will cease upon notification by Employee that he has commenced employment with another employer, and the Company's obligation to continue paying Employee's health insurance benefits will cease upon notification by Employee that he has qualified for coverage with such new employer. As a condition of the foregoing severance provisions, Employee shall advise the Company, in writing, by the first day of


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each month, of his employment status and whether he has been employed. Failure to so advise the Company shall result in termination of severance and benefits. Employment with another employer includes receiving compensation for services as a consultant, advisor or any relationship in which Employee is provided compensation for services performed. Payment of the severance benefits set forth herein shall be subject to the execution and delivery of a Separation Agreement containing a full release of the Company's obligations to Employee. Whether or not the provisions of Section 4 hereof are ultimately held to be enforceable or unenforceable, the Company's obligations pursuant to this Section 10 shall terminate immediately (i) upon acceptance of employment in violation of Section 4, or (ii) upon notice by Employee to Employer, whether or not in writing, that Employee does not intend to honor the provisions of Section 4, or the taking of any other action by Employee that would have the effect of declaring the provisions of Section 4 not enforceable.

        11. Assignment.

                (a) The rights and benefits of Employee under this Agreement, other than accrued and unpaid amounts due under Section 2 hereof, are personal to him and shall not be assignable. Discharge of Employee's undertakings in Sections 3 and 4 hereof shall be an obligation of Employee's executors, administrators, or other legal representatives or heirs.

                (b) This Agreement may not be assigned by the Company except to an affiliate of the Company, provided, however, that if the Company shall merge or effect a share exchange with or into, or sell or otherwise transfer substantially all its assets to, another corporation, the Company shall assign its rights hereunder to that corporation and cause such corporation to assume the Company's obligations under this Agreement.

        12. Notices. Any notice or other communications under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

        If to Employee:              Rene P. Moret
                                     1002 Locust Avenue
                                     Huntsville, Alabama 35801

        If to the Company:           North American Medical Management-
                                     Southern California, Inc.
                                     30 Burton Hills Boulevard, Suite 400
                                     Nashville, Tennessee  37215
                                     Attention:  President


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or to such other address as may hereafter be designated by either party hereto.
All such notices shall be deemed given on the date personally delivered or mailed.

        13. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Tennessee.

        14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

        15. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants, or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be changed except by a writing executed by the parties.

        16. Dispute Resolution Procedures.

        (a) Meet and Confer. The parties agree to meet and confer on any issue that is the subject of a material dispute under this Agreement, as a condition precedent to the mediation and arbitration provisions of this Section. All deadlines specified in this provision may be extended by mutual agreement. The Initiating Party shall give written notice to the other party, describing in general terms the nature of the dispute, the Initiating Party's position and a summary of the evidence and arguments supporting its position, and identifying one or more individuals with authority to negotiate and settle the dispute on such party's behalf. The individuals so designated by a party shall be known as the Authorized Individuals. The Responding Party shall have ten (10) business days within which to respond. The response shall be in writing, and include the Responding Party's position and a summary of the evidence and arguments supporting its position and shall also identify one or more Authorized Individuals with authority to negotiate and settle the dispute on such party's behalf. The Authorized Individuals for the Parties shall meet at a mutually acceptable time and place within ten (10) business days of the Responding Party's response and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty (60) days of the Initiating Party's notice, or if the Responding Party will not meet as required herein, either party may submit the dispute to mediation in accordance with paragraph (b) by giving the other party written notice that the matter is being submitted to mediation.

        (b) Mediation. The mediation proceeding shall commence not more than thirty (30) days after the written notice initiating the mediation process is given by


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one party to the other. The mediation shall be conducted in Nashville, Tennessee by an impartial third party mediator selected in accordance with the procedures of JAMS/Endispute, Inc. The mediator may be given written statements prepared by the parties and may inspect any applicable documents or instruments. All mediation proceedings shall be attended by Authorized Individuals. The costs and expenses associated with the mediator and the mediation shall be divided and paid equally by the Parties regardless of the result of the mediation proceeding. Each party shall bear its own attorneys fees and costs in connection with the mediation process. If as a result of the mediation, a settlement of the dispute is reached, then (1) the mediator shall be deemed to be, and automatically be, appointed by the parties as an arbitrator for the sole purpose of signing the settlement agreement reached through the mediation process, (ii) the settlement agreement shall have the same force and effect as an arbitration award, and (iii) judgment may be entered upon the settlement agreement in any court of competent jurisdiction in accordance with applicable law. Evidence or admissions made during the meetings described in Section (a) above and the mediation proceedings shall be inadmissible and not subject to discovery in any civil proceeding.

        (c) Arbitration. If a dispute is not resolved through the mediation process described in Section (b) above, then either party may commence arbitration by giving a written notice to the other party demanding arbitration. The written demand for arbitration shall set forth the nature of the dispute, the dollar amount involved, and the remedies sought. There shall be one (1) neutral third party arbitrator. If the parties are unable to agree upon a mutually acceptable neutral arbitrator within thirty (30) days after the demand for arbitration is given, then the parties stipulate to the arbitration before a single neutral third party arbitrator who is a retired judge on the panel of JAMS/Endispute, Inc. and who is selected by the then serving chief administrative officer of JAMS/Endispute, Inc. The parties will share equally all costs of arbitration including the administrative fees and the arbitrator's fees. Positions taken by the parties in the arbitration should not be limited or restricted by any position taken in the meet and confer and mediation process as set forth in sections (a) and (b) above. The positions and the results of said meet and confer and mediation, including any recommendations of the mediator shall not be disclosed to the arbitrator. At the conclusion of the arbitration, the prevailing party, as determined or apportioned by the arbitrator, shall be entitled to reimbursement by the other party of the prevailing party's attorneys' fees and any arbitration fees and expenses incurred by the prevailing party in connection with the arbitration. As soon as reasonably practicable after the written notice of demand for arbitration is delivered, a hearing with respect to the dispute or matter to be resolved shall be conducted by the arbitrator. As soon as reasonably practicable thereafter, but not later than thirty (30) days after the hearing is completed, the arbitrator shall arrive at a final decision, which shall be in writing, signed by the arbitrator and mailed to each of the parties and their respective legal counsel. All decisions of the arbitrator shall be final, binding and conclusive on all parties; and arbitration shall be the only method of resolving disputes or matters that have not been resolved through the meet and confer or mediation process described above. The party against whom the award has been rendered shall pay any monetary award and/or comply with any other order of the


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arbitration within sixty (60) days of the issuance of the award. The arbitrator or a court of competent jurisdiction may issue a writ of execution to enforce the arbitrator's decision and costs of filing may be recovered by the party that initiates such action to have an award enforced. Judgment may be entered upon such arbitrator's decision in accordance with applicable law in any court having competent jurisdiction thereof. Notwithstanding anything herein to the contrary, each of the parties hereto shall have the right to apply for and obtain a temporary restraining order of other temporary, interim or permanent injunctive or equitable relief from a court of competent jurisdiction in order to enforce the provisions of any part of this Agreement as may be necessary to protect a party's rights under the Agreement.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

                                       NORTH AMERICAN MEDICAL MANAGEMENT
                                       CALIFORNIA, INC.


Attest:                                By:  /s/ Tarpley B. Jones
                                          --------------------------------------

/s/ N. Carolyn Forehand                Title: Chairman and Executive
----------------------------                 -----------------------------------
Title: Secretary                                   Vice President


Witness:                               EMPLOYEE


 /s/ Patricia S. Gutierrez             /s/ Rene P. Moret
----------------------------           -----------------------------------------
                                       Rene P. Moret





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